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EXHIBIT 10.4

                           CHANGE IN CONTROL AGREEMENT

         THIS CHANGE IN CONTROL AGREEMENT ("Agreement") is entered into as of the 31st day of December, 2003, by and among CITIZENS & NORTHERN CORPORATION, a Pennsylvania corporation (the "Corporation"), CITIZENS & NORTHERN BANK, a Pennsylvania bank (the "Bank"), and DEBORAH E. SCOTT, an employee of the Corporation and/or the Bank and/or of a subsidiary of either (the "Employee"). The Corporation and the Bank are collectively referred to herein as the "Employer."

         WHEREAS, the Employer wishes to assure itself of the continuity of the Employee's services in the event of any actual change in control of the Corporation; and

         WHEREAS, the Employer and the Employee accordingly desire to enter into this Agreement on the terms and conditions set forth below;

         NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, it is hereby agreed by and between the parties as follows:

         1. TERM OF AGREEMENT. The "Term" of this Agreement shall commence on the date hereof and shall continue through December 31, 2004; provided, however, that on such date and on each December 31 thereafter, the Term of this Agreement shall automatically be extended for one additional year unless, not later than the preceding January 1 either party shall have given written notice to the other that such party does not wish to extend the Term; and provided, however, that if a Change in Control (as defined in Section 3 below) shall have occurred during the original or any extended Term of this Agreement, the Term of this Agreement shall continue for a period of twenty-four (24) calendar months commencing with the calendar month in which such Change in Control occurs and shall end upon the expiration of such 24 month period.

         2. EMPLOYMENT AFTER A CHANGE IN CONTROL. If the Employee is in the employ of the Bank on the date of a Change in Control, the Bank hereby agrees to continue the Employee in its employ for the period commencing on the date of the Change in Control and ending on the last day of the Term of this Agreement (the "Employment Period"). During the Employment Period, the Employee shall hold such position with the Bank and exercise such authority and perform such employment duties as are commensurate with the Employee's position, authority and duties immediately prior to the Change in Control. The Employee agrees that during the Employment Period the Employee shall devote full business time exclusively to the Employee's duties and perform such duties faithfully and efficiently; provided, however, that nothing in this Agreement shall prevent either (i) the Employee from voluntarily resigning from employment upon at least sixty (60) days' written notice to the Bank under circumstances which do not constitute a Termination (as defined below in Section 5), or (ii) the Bank terminating the Employee for "Cause" as defined in Section 5 hereof or for any other reason or no reason.

         3. CHANGE IN CONTROL. For purposes of this Agreement, a "Change in Control" means the happening of any of the following: the merger of the Corporation into, or the consolidation of the Corporation with, another entity; the sale or other disposition of all or substantially all of the Corporation's assets; or the liquidation of the Corporation; provided, however, that a Change in Control shall not be deemed to have occurred by reason of a transaction, or a substantially concurrent or otherwise related series of transactions, upon the completion of which 50 percent or more of the beneficial ownership of the voting power of the Corporation (or of the surviving corporation or corporation directly or indirectly controlling the Corporation) is held by (i) employee benefit plans of the Corporation ; or (ii) an "Affiliate" of the Corporation (as defined in the Securities Exchange Act of 1934, as amended).

         4. COMPENSATION DURING THE EMPLOYMENT PERIOD. During the Employment Period, the Employee shall be compensated as follows:

                  a. The Employee shall receive compensation which is not less than compensation paid by the Employer to the Employee immediately prior to the Employment Period; and

                  b. The Employee shall be eligible to participate in the Employer employee benefit plans which are not materially less favorable to the Employee than the Employer employee benefit plans in which the Employee participated in immediately prior to the Employment Period.

         5. TERMINATION. For purposes of this Agreement, the term "Termination" shall mean termination of the employment of the Employee during the Employment Period either (i) by the Employer, for any reason other than death,

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Disability (as defined below), or Cause (as described below), or (ii) by resignation of the Employee upon the occurrence of one or more of the following events:

                  a. A significant change in the nature or scope of the Employee's authorities or duties from those described in Section 2 above, a breach of any of the provisions of Section 4 above, or the breach by the Employer of any other provision of this Agreement;

                  b. The relocation of the Employee's office to a location more than 35 miles from the location of the Employee's office immediately prior to the Employment Period;

                  c. A reasonable determination by the Employee that, as a result of a Change in Control and a change in circumstances thereafter significantly affecting the nature and scope of Employee's authorities and duties from those described in Section 2 above, the Employee is unable to exercise the authorities, powers, functions or duties associated with the Employee's position as contemplated by Section 2 above; or

                  d. The failure of the Corporation to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement as contemplated in Section 15 below.

         The date of the Employee's Termination under this Section 5 shall be the date specified by the Employee or the Employer, as the case may be, in a written notice to the other party complying with the requirements of Section 11 below. For purposes of this Agreement, the Employee shall be considered to have a "Disability" during the period in which the Employee is unable, by reason of a medically determinable physical or mental impairment, to engage in the material and substantial duties of the Employee's regular occupation, which condition is expected to be permanent. For purposes of this Agreement, the term "Cause" means, in the reasonable judgment of the Board of Directors of the Employer, (i) the willful and continued failure by the Employee to substantially perform the Employee's duties with the Employer after written notification by the Employer, or (ii) the willful engaging by the Employee in conduct which is demonstrably injurious to the Employer, monetarily or otherwise, or (iii) the engaging by the Employee in egregious misconduct involving moral turpitude. For purposes of this Agreement, no act, or failure to act, on the Employee's part shall be deemed "willful" unless done, or omitted to be done, by the Employee not in good faith and without reasonable belief that such action was in the best interest of the Employer.

         6.       SEVERANCE PAYMENTS. In the event of a Termination described in
Section 5 above, in lieu of the amounts otherwise payable under Section 4 above, the Employee shall be entitled to receive (i) Employer-paid COBRA premiums (relating to the Employee's group medical insurance continuation premiums) for a period of eighteen (18) months after the date of Termination, and (ii) a lump sum payment in cash no later than thirty (30) business days after the date of Termination equal to the sum of:

                  a. the Employee's unpaid salary, accrued vacation pay and unreimbursed business expenses through and including the date of Termination; and

                  b. an amount equal to one times the Employee's base salary in effect immediately prior to the date of Termination.

         7. EXCESS PARACHUTE PAYMENT LIMITATION. Notwithstanding any other provision of this Agreement, if the sum of the payments to the Employee described in this Agreement and in any other agreement, program, or plan between the Employee and the Employer (or an affiliate of the Employer) attributable to the same Change in Control constitute "excess parachute payments" (as defined in Section 280G(b)(1) of the Internal Revenue Code of 1986, as amended ("Code")), the Employer shall reduce the amounts otherwise payable to the Employee under this Agreement so that the Employee's total "parachute payment" (as defined in Code Section 280G(b)(2)(A)) under this Agreement and any other agreements, programs, or plans shall be One Thousand Dollars ($1,000) less than the amount that would be an "excess parachute payment."

         8. WITHHOLDING. All payments to the Employee under this Agreement will be subject to all applicable withholding of state and federal taxes.

         9. CONFIDENTIALITY AND NON-SOLICITATION. The Employee agrees that:

                  a. Except as may be required by the lawful order of a court or agency of competent jurisdiction, or except to the extent that the Employee has express authorization from the Employer, the Employee agrees to keep secret and confidential all non-public information concerning the Employer (or any entity controlled by the Employer) which was acquired by or disclosed to the Employee during the course of the Employee's employment with the Employer (or any

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entity controlled by the Employer), and not to disclose the same, either directly or indirectly, to any other person, firm or business entity or to use it in any way.

                  b. While the Employee is employed by the Employer (or any entity controlled by the Employer) and for a period of twelve (12) months after the date of the Employee's Termination or other termination of employment with the Employer, the Employee covenants and agrees that Employee will not, whether for Employee or for any other person, business, partnership, association, firm, company or corporation, initiate contact with, solicit, divert or take away any of the customers (entities or individuals from which the Employer or any entity controlled by the Employer receives payment for services) of the Employer (or any entity controlled by the Employer) or employees of the Employer (or any entity controlled by the Employer) in existence from time to time during Employee's employment with the Employer (or any entity controlled by the Employer) and at the time of such initiation, solicitation or diversion.

         10. MITIGATION AND SET-OFF. The Employee shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise. The Employer shall not be entitled to set off against the amounts payable to the Employee under this Agreement any amounts earned by the Employee in other employment after termination of employment with the Employer, or any amounts which might have been earned by the Employee in other employment had he sought such other employment.

         11. NOTICES. Any notice of Termination of the Employee's employment by the Employer or the Employee for any reason under Section 5 above shall be upon no less than fifteen (15) days' and no greater than forty-five
(45) days' advance written notice to the other party. Any notices, requests, demand and other communications provided for by this Agreement shall be sufficient if in writing and if sent by registered or certified mail to the Employee at the last address the Employee has filed in writing with the Employer or, in the case of the Employer, to the attention of the Secretary of the Employer, at its principal executive offices.

         12. NON-ALIENATION. The Employee shall not have any right to pledge, hypothecate, anticipate or in any way create a lien upon any amounts provided under this Agreement; and no amounts payable hereunder shall be assignable in anticipation of payment either by voluntary or involuntary acts, or by operation of law. Nothing in this Section 12 shall limit the Employee's rights or powers to dispose of the Employee's property by Last Will and Testament or limit any rights or powers which the Employee's executor or administrator would otherwise have. This Agreement shall inure to the benefit of and be enforceable by the Employee's personal or legal representatives, executors, administrators, successors, heirs, designees, devisees, and legatees. If the Employee should die while any amount is still payable to the Employee hereunder had the Employee continued to live, all such amounts shall be paid in accordance with the terms of this Agreement to the Employee's designees, devisees, or legatee, or if there are none, to the Employee's estate.

         13. GOVERNING LAW. The provisions of this Agreement shall be construed in accordance with the laws of the State of Pennsylvania, without application of conflict of laws provisions thereunder.

         14. AMENDMENT. This Agreement may be amended or canceled by mutual agreement of the parties in writing without the consent of any other person and, except as specifically provided in Section 15 hereto, so long as the Employee lives, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof.

         15. SUCCESSORS TO THE EMPLOYER. This Agreement shall be binding upon and inure to the benefit of the Employer and any successor of the Employer. The Employer shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Employer to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Employer would be required to perform it if no succession had taken place.

         16. EMPLOYMENT STATUS. Nothing herein contained shall be deemed to create an employment agreement between the Employer and the Employee, providing for the employment of the Employee by the Employer for any fixed period of time. The Employee's employment with the Employer is terminable at will by the Employer or the Employee, and each shall have the right to terminate the Employee's employment with the Employer at any time, with or without Cause, subject to (i) the notice provisions of this Agreement, and (ii) the Employer's obligation to provide severance payments if and as required by Section 6. Upon a termination of the Employee's employment prior to the date of a Change in Control, there shall be no rights of the Employee under this Agreement.

         17. SEVERABILITY. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

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         18.      SURVIVAL. Notwithstanding any other provision of this
Agreement to the contrary, Sections 9 and 15 shall survive the termination of this Agreement and the termination of the Employee's employment with the Employer.

         19. COUNTERPARTS. This Agreement may be executed in two or more counterparts, any one of which shall be deemed the original without reference to the others.

         IN WITNESS WHEREOF, the Employee and the Employer have executed this Agreement as of the day and year first above written, but on the dates indicated below each.

                                        EMPLOYEE:

                                        Signature:    Deborah E. Scott  /s/
                                                      --------------------------

                                        Printed Name: DEBORAH E. SCOTT

                                        Address:      155 Joseph Street
                                                      Blossburg, PA   16912

                                        Date:         2/18/04

                                        CORPORATION:

                                        CITIZENS & NORTHERN CORPORATION

                                        By:    Craig G. Litchfield  /s/
                                               ---------------------------------

                                        Title: Chairman, President & CEO

                                        Date: 2/17/04

                                        BANK:

                                        CITIZENS & NORTHERN BANK

                                        By:    Craig G. Litchfield   /s/
                                               ---------------------------------

                                        Title: Chairman, President & CEO

                                        Date:  2/17/04